SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2012

MISSION COMMUNITY BANCORP
(Exact name of registrant as specified in its charter)

California	333-12892	77-0559736
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3380 S. Higuera Street, San Luis Obispo, CA 93401
(Address of principal executive offices)
(Zip code)

(805) 782-5000
(Registrant’s telephone number including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On November 13, 2012 Mission Community Bancorp (OTCQB: MISN), reported third quarter 2012 financial results.  Net income was $760,000 for the third quarter of 2012, with diluted earnings per share of $0.08.  Net income for the first nine months of 2012 was $451,000, with diluted loss per share of $(0.01).

At September 30, 2012, total assets were $443.3 million, compared to $459.0 million at June 30, 2012.  As of the end of the third quarter of 2012, loans outstanding were $237.0 million, compared to $223.6 million at June 30, 2012; and deposits totaled $389.4 million, compared to $408.6 million at June 30, 2012.  Shareholders’ equity at September 30, 2012 was $35.9 million. Book value and tangible book value per share were $4.57 and $4.20, respectively, at September 30, 2012.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release dated November 13, 2012, reporting third quarter 2012 financial results

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 13, 2012	MISSION COMMUNITY BANCORP

	By:	/s/ Mark R. Ruh
Mark R. Ruh, Chief Financial Officer